                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

    We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-4 of our reports dated June 24, 1996 and August 22, 1996 appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 1996. We also consent to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
March 13, 1997